SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: February 28, 2007

KLONDIKE STAR MINERAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)
Delaware	000-30965	91-1980708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Box 20116, 1031 - Ten Mile Road, Whitehorse, Yukon Y1A 7A2 Canada

(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 579-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

During the fiscal year ended February 28, 2006, the Company amended an agreement dated January 21, 2005 and originating in October 2004, with a privately held company, which received the first right of refusal to purchase the majority of gold produced by Klondike Star from the Klondike Mining District at a 2% discount from the LME spot price. The right of first refusal is subject to Klondike Star proceeding through exploration, pre-feasibility, final feasibility and building of a producing mine on mineral claims in the Klondike Mining District.

In consideration for such rights, the privately held company agreed to purchase 1,000,000 shares of the Company's common stock at $2.50 per share before February 28, 2006. Klondike Star granted an extension to the privately held company to purchase the 1,000,000 common shares. Further, subject to the execution of agreements giving effect to the transactions contemplated in the agreement, the privately held company received an option to make further subscriptions for shares, subject to the same terms and conditions, following completion of the subscription of the first 1,000,000 shares, as follows:

1,000,000 shares at $3.50 by January 25, 2007

1,000,000 shares at $4.50 by January 25, 2008

1,000,000 shares at $5.50 by January 25, 2009

1,000,000 shares at $6.50 by January 25, 2010

The shares are subscribed for pursuant to the provisions of Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission. The Shares are restricted shares under the Securities Act of 1933 and the Exchange Act of 1934.

As of February 2006, the Company had not received the full consideration related to this agreement. The private company purchased some but not all the shares offered under the original agreement. Therefore, the Company deemed this agreement to be closed, while noting that the agreement has a history of modification. The Company believed that future negotiations were possible. As of the 10-QSB filing for the period ending November 30, 2006, the Company reported it entered into negotiations to reactivate the agreement and received cash towards the purchase of 200,000 common shares at $2.50 per share. On February 26, 2007, following agreement being reached with the privately held company, the Company granted an extension for completing the purchase of a total of 1,000,000 at $2.50 per share, to February 28, 2007. The private company completed the purchase of the balance of the 1,000,000 shares on or before February 28, 2007.

The Company anticipates further negotiations with the private company with regards to the time periods in which rights to purchase additional shares may be exercised.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLONDIKE STAR MINERAL CORPORATION

March 2, 2007

March 2, 2007                                        /s/ Hans Boge

Date                                                         Hans Boge, President